Exhibit 99.1

GRUBHUB REPORTS THIRD QUARTER RESULTS

GrubHub generates 38% revenue growth in the third quarter

Chicago, IL – October 27, 2015 – GrubHub Inc. (NYSE: GRUB), the leading takeout marketplace, today announced financial results for the quarter ended September 30, 2015.

“GrubHub delivered strong year-over-year growth in the third quarter, driven by dependable repeat usage and robust new diner adds,” said Matt Maloney, CEO.  “During the third quarter, we reached a major milestone: we sent our 300 millionth order to our restaurant partners.  This is a testament to the extraordinary value GrubHub has created for its partners as well as the degree to which we’ve changed the way people order takeout.”

Third Quarter 2015 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended September 30, 2015 as compared to the same period in 2014.

Third Quarter Financial Highlights

•	Revenues: $85.7 million, a 38% year-over-year increase from $61.9 million in the third quarter of 2014.
•	Non-GAAP Adjusted EBITDA: $21.5 million, a 5% year-over-year increase from $20.4 million in the third quarter of 2014.
•	Net Income: $6.9 million, or $0.08 per diluted share, a 6% year-over-year increase from $6.5 million, or $0.08 per diluted share, in the third quarter of 2014.
•	Non-GAAP Net Income: $11.5 million, or $0.13 per diluted share, a 13% year-over-year increase from $10.1 million, or $0.12 per diluted share.

Third Quarter Key Business Metrics Highlights

•	Active Diners were 6.43 million, a 41% year-over-year increase from 4.57 million Active Diners in the third quarter of 2014.
•	Daily Average Grubs were 211,500, a 22% year-over-year increase from 172,700 Daily Average Grubs in the third quarter of 2014.
•	Gross Food Sales were $554 million, a 31% year-over-year increase from $424 million in the third quarter of 2014.

“We are seeing encouraging early signs of success with our delivery initiative,” continued Maloney.  “While delivery volume remains low relative to overall volume on GrubHub, we’ve seen tangible improvements in diner frequency, order growth and conversion in some of our secondary markets where restaurants we deliver for generate a significant amount of the overall order volume.  This gives us confidence that our investment in delivery will reap rewards across our entire network over time.”

Fourth Quarter Guidance

Based on information available as of October 27, 2015, the company is providing the following financial guidance for the fourth quarter of 2015:

Fourth Quarter 2015
(in millions)
Expected revenue range	$98 - $100
Expected Adjusted EBITDA range	$23 - $25

Third Quarter 2015 Financial Results Conference Call: GrubHub will webcast a conference call today at 9 a.m. CT to discuss the third quarter 2015 financial results. The webcast can be accessed on the GrubHub Investor Relations website at http://investors.grubhub.com, along with the company's earnings press release and financial tables. A replay of the webcast will be available at the same website until November 10, 2015.

About GrubHub

GrubHub (NYSE: GRUB) is one of the nation's largest portfolios of online and mobile takeout food ordering and delivery services. Connecting diners to more than 35,000 restaurants in more than 900 U.S. cities and London, the company’s platforms and services strive to make takeout better through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. The GrubHub Inc. portfolio of brands includes GrubHub, Seamless, AllMenus, MenuPages, Restaurants on the Run and DiningIn.

Use of Forward Looking Statements:

This press release contains forward-looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected financial performance of GrubHub following its recent acquisitions and investment in delivery. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on March 5, 2015, which are on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2015, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense.

Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition and restructuring costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Anan Kashyap Corporate Finance & Investor Relations ir@grubhub.com	Abby Hunt Press press@grubhub.com

GRUBHUB INC.

CONDENSED STATEMENTS OF OPERATIONS – UNAUDITED

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$85,662	$61,941	$261,866	$180,560
Costs and expenses:
Sales and marketing	21,443	14,883	66,229	47,168
Operations and support	27,637	14,902	74,941	44,743
Technology (exclusive of amortization)	8,412	6,560	23,980	17,973
General and administrative	10,203	8,143	29,049	25,087
Depreciation and amortization	6,299	5,748	21,377	16,878
Total costs and expenses	73,994	50,236	215,576	151,849
Income before provision for income taxes	11,668	11,705	46,290	28,711
Provision for income taxes	4,801	5,252	19,501	15,213
Net income	$6,867	$6,453	$26,789	$13,498
Net income per share attributable to common stockholders:
Basic	$0.08	$0.08	$0.32	$0.19
Diluted	$0.08	$0.08	$0.31	$0.17
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	84,583	79,426	83,827	70,893
Diluted	85,867	82,771	85,599	80,826

KEY OPERATING METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Active Diners (000s)	6,431	4,571	6,431	4,571
Daily Average Grubs	211,500	172,700	222,000	176,100
Gross Food Sales (millions)	$553.6	$423.8	$1,711.1	$1,279.4

GRUBHUB INC.
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(in thousands, except share data)

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$153,028	$201,796
Short term investments	142,081	111,341
Accounts receivable, less allowances for doubtful accounts	44,337	36,127
Deferred taxes, current	339	825
Prepaid expenses	4,628	2,940
Total current assets	344,413	353,029
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	16,819	16,003
OTHER ASSETS:
Other assets	3,539	3,543
Goodwill	387,566	352,788
Acquired intangible assets, net of amortization	280,148	254,339
Total other assets	671,253	610,670
TOTAL ASSETS	$1,032,485	$979,702
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$62,053	$91,575
Accounts payable	3,514	3,371
Accrued payroll	4,691	5,958
Taxes payable	306	1,660
Other accruals	11,704	8,441
Total current liabilities	82,268	111,005
LONG TERM LIABILITIES:
Deferred taxes, non-current	88,965	92,244
Other accruals	5,738	5,931
Total long term liabilities	94,703	98,175
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	8	8
Accumulated other comprehensive loss	(425)	(262)
Additional paid-in capital	748,318	689,953
Retained earnings	107,613	80,823
Total Stockholders’ Equity	$855,514	$770,522
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,032,485	$979,702

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(in thousands)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$26,789	$13,498
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	3,846	3,708
Provision for doubtful accounts	565	232
Loss on disposal of fixed assets	—	11
Deferred taxes	(2,793)	8,211
Intangible asset amortization	17,531	13,170
Tenant allowance amortization	(119)	(119)
Stock-based compensation	9,378	6,981
Deferred rent	(73)	16
Investment premium amortization	672	—
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(6,912)	(13,618)
Prepaid expenses and other assets	(1,456)	(1,773)
Restaurant food liability	(31,444)	13,474
Accounts payable	(633)	(1,348)
Accrued payroll	(2,150)	2,563
Other accruals	389	2,252
Net cash provided by operating activities	13,590	47,258
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(154,268)	(65,736)
Proceeds from maturity of investments	122,856	—
Capitalized website and development costs	(4,961)	(2,396)
Purchases of property and equipment	(2,866)	(3,189)
Acquisitions of businesses, net of cash acquired	(55,687)	—
Net cash used in investing activities	(94,926)	(71,321)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from the issuance of common stock	—	142,936
Repurchases of common stock	—	(116)
Proceeds from exercise of stock options	10,689	4,656
Excess tax benefit related to stock-based compensation	21,987	4,569
Taxes paid related to net settlement of stock-based compensation awards	—	(2,070)
Preferred stock tax distributions	—	(320)
Net cash provided by financing activities	32,676	149,655
Net change in cash and cash equivalents	(48,660)	125,592
Effect of exchange rates on cash	(108)	(114)
Cash and cash equivalents at beginning of year	201,796	86,542
Cash and cash equivalents at end of the period	$153,028	$212,020
SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Fair value of common stock issued for acquisitions	$15,980	$—
Cash paid for income taxes	—	1,324

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$6,867	$6,453	$26,789	$13,498
Income taxes	4,801	5,252	19,501	15,213
Depreciation and amortization	6,299	5,748	21,377	16,878
EBITDA	17,967	17,453	67,667	45,589
Acquisition and restructuring costs	383	670	1,086	1,162
Stock-based compensation	3,113	2,294	9,378	6,981
Adjusted EBITDA	$21,463	$20,417	$78,131	$53,732

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$6,867	$6,453	$26,789	$13,498
Stock-based compensation	3,113	2,294	9,378	6,981
Amortization of acquired intangible assets	4,674	3,525	13,462	10,576
Accelerated write-down of Seamless technology platform	—	—	1,897	—
Acquisition and restructuring costs	383	670	1,086	1,162
Income tax adjustments	(3,538)	(2,809)	(11,181)	(8,105)
Non-GAAP net income	$11,499	$10,133	$41,431	$24,112
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	85,867	82,771	85,599	80,826
Non-GAAP net income per diluted share attributable to common stockholders	$0.13	$0.12	$0.48	$0.30